EXHIBIT 99.1

CONTACT:
Press Inquiries: Scott Larson Public Relations Sycamore Networks, Inc. (978) 250-3433 scott.larson@sycamorenet.com	Investor Inquiries: Terry Adams Investor Relations Sycamore Networks, Inc. (978) 250-3460 investor.info@sycamorenet.com

SYCAMORE NETWORKS CONCLUDES INVESTIGATION INTO STOCK OPTION
ACCOUNTING AND ANNOUNCES INTENTION TO RESTATE FINANCIAL
STATEMENTS FOR PRIOR FISCAL PERIODS

No Impact on Revenue, Cash or Non-Stock Option Related Expenses

CHELMSFORD, Mass., August 26, 2005 – Sycamore Networks, Inc. (NASDAQ: SCMRE) today announced that the Audit Committee of its Board of Directors has completed its independent investigation into historic stock option accounting. The investigation identified certain stock options granted during calendar years 1999 to 2001 that were incorrectly accounted for under generally accepted accounting principles (GAAP). As a result, the Board of Directors, upon the recommendation of Sycamore’s management, determined that the Company’s financial statements should be restated for fiscal years 2000 through 2004 to reflect the additional non-cash stock compensation expense amortized over the vesting period of the identified options. Accordingly, the financial statements for fiscal year 2000 and subsequent periods should no longer be relied upon.

The Company reported that it intends to file, as soon as practicable, a Form 10-K/A for the fiscal year ended July 31, 2004 to provide information as to the accounting issues identified and to reflect the appropriate adjustments to the financial statements. In addition, the Company reported that it intends to make adjustments to its previously issued fiscal year 2005 interim financial statements as required. As previously reported, these adjustments will not have any impact on historical revenues, cash, or non-stock option related expenses for any prior periods.

As summarized in the table below, these adjustments are currently estimated to amount to an aggregate of $33.8 million of additional non-cash stock compensation expense over the six-year period.

Table of Estimated Adjustments In thousands, except EPS

Fiscal Year (ended July 31)	2000	2001	2002	2003	2004	Six Months Ended Jan 29 2005

Additional Non Cash Stock
Compensation Charge	$1,414	$29,882	$1,589	$825	$(70)	$142

Stock Compensation Expense
As Reported	$21,067	$65,224	$24,627	$8,039	$5,775	$914
As Adjusted	$22,481	$95,106	$26,216	$8,864	$5,705	$1,056

Net income (loss)
As Reported	$668	$(279,754)	$(379,657)	$(55,106)	$(44,912)	$(13,103)
As Adjusted	$(746)	$(309,636)	$(381,246)	$(55,931)	$(44,842)	$(13,245)

EPS
As Reported	$0.00	$(1.18)	$(1.49)	$(0.21)	$(0.17)	$(0.05)
As Adjusted	$0.00	$(1.30)	$(1.50)	$(0.21)	$(0.17)	$(0.05)

About Sycamore Networks
Sycamore Networks, Inc. (NASDAQ: SCMRE) develops and markets optical networking products for telecommunications service providers worldwide. The Company’s products enable service providers to cost-effectively and easily transition their existing fiber optic network into a network infrastructure that can provision, manage and deliver economic, high-bandwidth services to their customers. For more information, please visit www.sycamorenet.com.

We wish to caution you that certain matters discussed in this news release constitute forward-looking statements that involve risks and uncertainties. Actual results or events could differ materially from those stated or implied in forward-looking statements. The forward-looking statements contained herein involve risks and uncertainties and actual results may differ significantly. These risks and uncertainties include, but are not limited to, additional actions and findings that may result from the restatement of previously issued financial statements, the possibility that the Company may be unable to regain compliance with Nasdaq listing requirements and the impact of the investigation’s findings on prior and current periods. Certain additional risks are set forth in more detail in the section entitled Factors that May Affect Future Results under Item 2 in Management Discussion and Analysis of Financial Conditions and Results of Operations in the Company Quarterly Report on Form 10-Q for the period ended January 29, 2005. Further, there can be no assurance concerning the results of the independent investigation, the timing of the filing of the Company’s Form 10-Q for the period ended April 30, 2005, the timing and impact of the release of the financial results for such period or the restatement of any previously-issued financial statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.